EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus of BioTime, Inc., of our reports dated March 16, 2017, relating to the consolidated financial statements and the effectiveness of BioTime, Inc. and Subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of BioTime, Inc. for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & CO. LLP

San Francisco, California
June 16, 2017